Exhibit 4.1

Number ACN	[Accenture logo]	Registered under the Laws of Bermuda

	The share(s) represented by this certificate are transferable in Canton, MA, Jersey City, NJ or New York City, NY through EquiServe Trust Company, N.A. or in Hamilton, Bermuda through Reid Management Ltd.	Class A Common Shares Par Value US$0.0000225 Shares CUSIP G1150G 11 1 See Reverse For Certain Definitions
This certifies that is the registered holder of

fully paid Class A Common Shares of
Accenture Ltd
transferable only on the register of shareholders of the Company by the holder in person or by attorney duly authorized, upon surrender of this certificate duly endorsed and signed for transfer. The shares represented by this certificate are subject to the laws of Bermuda and to the memorandum of continuance and bye-laws of the Company. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned and Registered:
EquiServe Trust Company, N.A.
Transfer Agent and Registrar,

[seal of the Company]
By /s/ Charles V. Rossi	/s/ Joe W. Forehand	/s/ Douglas G. Scrivner
Authorized Signature	Chief Executive Officer and Chairman of the Board of Directors	General Counsel and Secretary

Accenture Ltd

The Company will furnish without charge to each shareholder who so requests, a copy of the designations, powers, preferences and relative, participating, optional or other special rights of each class of shares of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such requests may be addressed to the Secretary of the Company.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COM	- as tenants in common	CUST	- as custodian for a minor
TEN ENT	- as tenants by the entireties	UNIF GIFT MIN ACT_______ (state)	- under the Uniform Gifts to Minors Act of_______ (state)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRAN MIN ACT_______ (state)	- under the Uniform Transfers to Minors Act of______ (state)

Additional abbreviations may also be used though not in the above list.

For value received, _______________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Class A Common Shares
represented by this certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer such Shares registered on the books of the Company with full power of substitution in the premises.

Dated

Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.